UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
MIE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

The Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 406, Block C, Grand Place 5 Hui Zhong Road Chaoyang District Beijing 100101 People’s Republic of China (Address of principal executive offices)	Not Applicable (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Ordinary shares, par value $0.001 per share	New York Stock Exchange*

American depositary shares, each two American depositary shares representing five ordinary shares	New York Stock Exchange
*	Application to be made for listing, not for trading, but only in connection with the registration of the American depositary shares pursuant to requirements of the Securities and Exchange Commission.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities being registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus that constitutes Part I of the registrant’s registration statement on Form F-1 (Registration No. 333-166143), initially filed with the Securities and Exchange Commission on April 16, 2010, as amended from time to time, is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement. Copies of each description will be filed with the New York Stock Exchange.
Item 2. Exhibits.
     No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MIE HOLDINGS CORPORATION
By:	/s/ Ruilin Zhang
	Name:	Ruilin Zhang
	Title:	Chairman and Chief Executive Officer

Date: May 3, 2010